Willis Towers Watson

Supplemental Earnings Call Slides May 6, 2016

Willis Towers Watson Forward Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as "may", "will", "would", "expect", "anticipate", "believe", "estimate", "plan", "intend", "continue", or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company's future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this press release, including the following: changes in general economic, business and political conditions, including changes in the financial markets; consolidation in or conditions affecting the industries in which the company operates; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the merger on relationships, including with employees, suppliers, clients and competitors; significant competition that the company faces and the potential for loss of market share and/or profitability; compliance with extensive government regulation; the company's ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be finalized or approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation matters, including without limitation the Stanford litigation; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the federal income tax consequences of the merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company's capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to retain and hire key personnel; a decline in defined benefit pension plans; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; clients choosing to reduce or terminate the services provided by the company; fluctuation in revenues against the company's relatively fixed expenses; management of client engagements; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; increases in the price, or difficulty of obtaining, insurance; fluctuations in the company's pension liabilities; loss of, failure to maintain, or dependence on certain, relationships with insurance carriers; changes and developments in the United States healthcare system; the availability of tax-advantaged consumer-directed benefits to employers and employees; reliance on third party services; the company's holding company structure; changes in accounting estimates and assumptions; and changes in the market price of the company's shares. These factors also include those described under "Risk Factors" in the company's most recent 10-K and 10-Q filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that Willis Towers Watson's management uses to evaluate the business and for financial planning, Willis Towers Watson presents the following non-GAAP measures: (1) Adjusted Revenue, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income before taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. Willis Towers Watson believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in their industry to provide a baseline for evaluating and comparing operating results.

These measures are different than those reported in our Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 29, 2016; and from those reported in our 8-K filed with the SEC on March 10, 2016. Historical non-GAAP measures have been recalculated using Management's new metrics for the three months ended March 31, 2015 and are not necessarily the same figures reported in our previous filings.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing constant currency and organic information provides valuable supplemental information regarding results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial results against competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson's operating results would have been had Willis Towers Watson not incurred acquisition-related and non-recurring expenses. Willis Towers Watson's non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.

Constant Currency Change - represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the adjusted prior year revenues to the current year as reported revenues for the same period.

Organic Change - excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the impact of acquisitions and divestitures.

Adjusted Operating Income – Income from operations adjusted for amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items.

Adjusted EBITDA - Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration expenses, the fair value adjustment for deferred revenue and other non-recurring items.

Adjusted Net Income - Net Income attributable to Willis Towers Watson adjusted for tax effected items of amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share - Adjusted Net Income divided by the weighted average shares of common stock, diluted.

Willis Towers Watson Non-GAAP Measures (continued)

Adjusted Income before taxes – Income from Operations before income taxes and interest in earnings of associates adjusted for amortization, integration expenses, the fair value adjustment of deferred revenue, restructuring costs and other non-recurring items. Adjusted income before taxes is used solely for the purpose of calculating the adjusted tax rate.

Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, integration expenses and the fair value adjustment of deferred revenue and for restructuring costs and other non-recurring items. Adjusted income taxes is used solely for the purpose of calculating the adjusted tax rate.

Free Cash Flow- Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within Willis Towers Watson's financial statements.

Reconciliations of these measures are included in the accompanying tables to today's press release and in these supplemental slides.

Willis Towers Watson

First Quarter 2016

Pro Forma Condensed Consolidated Statements of Operations

(Millions of U.S. dollars, except per share data)

	Willis Towers Watson		Historical Willis	Historical Towers Watson	Pro Forma Adjustments		Pro Forma Willis Towers Watson	
	Three Months Ended March 31,							
	2016				2015			
Total Revenues	$ 2,234	100%	$ 1,087	$ 922	$ 3	a, b	$ 2,012	100%
Costs of providing services								
Salaries and benefits	1,196	54%	567	544	(7)	c, d	1,104	55%
Other operating expenses	431	19%	160	171	(1)	a, b, e	330	16%
Depreciation	43	2%	22	26	(10)	f	38	2%
Amortization	161	7%	14	15	111	g	140	7%
Restructuring costs	25	1%	31	—	—		31	2%
Integration expenses	52	2%	—	—	—		—	—%
Total costs of providing services	1,908	85%	794	756	93		1,643	82%
Income from operations	326	15%	293	166	(90)		369	18%
Interest expense	46	2%	33	2	3	h	38	2%
Other expense, net	18	1%	6	1	4	b	11	1%
Provision for income taxes	18	1%	56	59	(34)	i	81	4%
Add interest in earnings of associates, net of tax	1	—%	16	—	—		16	1%
Net Income	245	11%	214	104	(63)		255	13%
Income attributable to non-controlling interests	(7)	—%	(4)	—	—		(4)	—%
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$ 238	11%	$ 210	$ 104	$ (63)		$ 251	12%
Basic earnings per share	$ 1.76		$ 3.09 (1)	$ 1.50			$ 1.83	j, k
Diluted earnings per share	$ 1.75		$ 3.04 (1)	$ 1.49			$ 1.82	j, k

Diluted earnings per share for the historical Willis, for the three months ended March 31, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.

Pro Forma Adjustments

The unaudited pro forma financial information reflects the following adjustments:

a. *Intercompany trading.* Adjustments to eliminate trading between Willis and Towers Watson of $1 million for the three months ended March 31, 2015.

b. *Conforming reclassifications and adjustments.* Certain reclassifications have been made to amounts in the Towers Watson historical statement of operations to conform to Willis' presentation, including reclassifying certain contra revenue accounts and Towers Watson's professional and subcontracted services, occupancy and general and administrative expenses within the relevant Willis captions.

c. *Pension amortization.* Adjustments to remove the net periodic benefit costs of $6 million for the three months ended March 31, 2015 associated with the amortization of net actuarial losses and prior service credits/costs for Towers Watson's pension plans.

d. *Share-based compensation.* Adjustments to recognize Towers Watson share-based payments in accordance with Willis accounting policies of $1 million for the three months ended March 31, 2015.

e. *Rent.* Adjustment to eliminate income statement benefit of $1 million for the three months ended March 31, 2015 related to the elimination of deferred rent in purchase accounting.

f. *Depreciation.* Adjustment related to depreciation on internally developed software of $13 million partially offset by an increase of $3 million for the three months ended March 31, 2015 due to a preliminary increase for leasehold improvements, furniture and fixtures and computer hardware and software.

g. *Amortization.* Historical amortization expense of $15 million was removed and amortization expense of $126 million has been recorded to reflect the preliminary estimated fair values of Towers Watson's identifiable intangible assets and related amortization that management has determined based on estimates and assumptions that it considers to be reasonable.

h. *Interest Expense.* Net adjustments to interest expense include additional interest and amortization of related deferred debt issuance costs of $3 million was recorded for the three months ended March 31, 2015 related to borrowing under a $340 million term loan as part of the funding for the pre-Merger special dividend on December 29, 2015 and the 1-year term loan to pay off Towers Watson existing debt at the time of the Merger.

i. *Income taxes.* Adjustments to record the income tax impact of the pro forma adjustments. The income tax expense were calculated based on the U.S. and foreign statutory rates applicable to adjustments made. Where applicable, a U.S. statutory rate of 40% was used. Pro forma adjustments for income tax purposes have been determined without regard to potential tax planning strategies that may result from the Merger of Towers Watson with Willis.

j. *Willis ordinary shares issuance.* Approximately 184 million Willis ordinary shares (prior to the reverse stock split) were issued to Towers Watson stockholders as the Merger Consideration in connection with the Merger, based on Towers Watson shares of common stock outstanding as of January 4, 2016, at a per share price of $47.18, which was the closing price on that date, for a total value of approximately $8.7 billion.

Pro Forma Adjustments (continued)

k. *Earnings per share.* The pro forma consolidated basic and diluted earnings per share for the three months ended March 31, 2015 is calculated as follows:

	Three Months Ended March 31, 2015 (Millions, except per share data)
Willis historic average basic shares in issue	68
Shares issued for Towers Watson (i)	69
Willis historic average basic shares in issue	137
Dilutive effect of securities	1
Diluted weighted average shares outstanding	138
Pro forma net income attributable to Willis Towers Watson	$ 251
Earnings per share - basic	$ 1.83
Earnings per share - diluted	$ 1.82

i. Shares issued for Towers Watson based on approximately 69 million Towers Watson shares outstanding at January 4, 2016 and the Exchange Ratio.

Willis Towers Watson Reconciliation of Non-GAAP measure

Free Cash Flow

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Cash Flows from (used in) Operating Activities	**$118**	**($64)**
Less: Additions to fixed assets and software for internal use	(48)	(17)
Free Cash (Out) Flow	**$ 70**	**($81)**

Willis Towers Watson Debt Schedule

Short-term debt and current portion of long-term debt	March 31, 2016	December 31, 2015
1-year term loan facility matures 2016	$617	587
4.125% senior notes due 2016	—	300
6.200% senior notes due 2017	394	—
Current portion of 7-year term loan facility expires 2018	22	22
Current portion of term loan expires 2019	85	—
Short-term borrowing under bank overdraft arrangement	26	79
	$1,144	$988

Long-term debt	March 31, 2016	December 31, 2015
Revolving $800 million credit facility	$133	$467
6.200% senior notes due 2017	—	394
7-year term loan facility expires 2018	213	218
Term loan expires 2019	234	—
7.000% senior notes due 2019	186	186
5.750% senior notes due 2021	495	495
3.500% senior notes due 2021	445	—
4.625% senior notes due 2023	247	247
4.400% senior notes due 2026	543	—
6.125% senior notes due 2043	271	271
	$2,767	$2,278

Willis Towers Watson

Calendar Year 2016 Guidance

Willis Towers Watson Guidance

Calendar Year 2016

- Constant Currency Revenue growth in the low double digits
- Organic Revenue growth in the mid-single digits
- Adjusted diluted EPS expected to be within the range of $7.70 to $ 7.95
- Adjusted EBITDA margin expected to be around 23%
- Adjusted Operating margin expected to be around 20%
- Adjusted Income tax rate expected to be in the 23% to 24% range
- Diluted shares outstanding of approximately 138 million
- Guidance assumes average exchange rates of £1.00 = $1.43 €1.00 = $1.10, C$1.00 = $0.71



- Guidance excludes any potential impact of ongoing tax examinations, transaction, integration or restructuring related items and other adjustments
- Guidance includes non-recurring deferred revenue of approximately $73 million, as these revenues are not reflected in the GAAP measures
- Total Company constant currency and organic revenue guidance is based on total revenues

Willis Towers Watson Legacy Segment Guidance

Calendar Year 2016

Legacy Segment	Constant Currency Revenue Growth	Organic Revenue Growth	Net Operating Income Margin[1]
TW Benefits	low-single digit	low-single digit	mid-30%
TW Exchange Solutions[3]	high-20%	mid-20%	high-teens
TW Risk and Financial Services[3]	low-single digit	flat-to-low-single digit	mid-20%
TW Talent and Rewards[3,4]	low-to-mid-single digit	low-single digit	mid-20%

Legacy Segment	Commissions and Fees Constant Currency Revenue Growth	Commissions and Fees Organic Revenue Growth	Operating Income Margin[2]
Willis International	approximately 50%	mid-single digit	low-to-mid-teens
Willis North America	low-to-mid-single digit	low-to-mid-single digit	high-teens
Willis Capital, Wholesale and Reinsurance	low-double digit	low-single digit	low-20%
Willis GB	mid-single digit	low-single digit	high-20%

[1] Legacy Towers Watson segment margins presented on net operating income basis (exclusive of bonus and intangible amortization)
[2] Legacy Willis segment margins presented on operating margin basis (inclusive of bonus and intangible amortization)
[3] Guidance includes non-recurring deferred revenue of approximately $73 million, in total, as these revenues are not reflected in the GAAP measures
[4] Legacy TW Talent and Rewards revenue growth excludes the Human Resource Service Delivery divestiture

Willis Towers Watson Non-GAAP Reconciliations

CY16 Revenue Guidance

CY16 As Reported Revenue to Constant Currency and Organic expected growth rates	
As Reported Change	**low-double digits**
Currency Impact	low-single-digit decline
Constant Currency Change	**low-double digits**
Acquisitions/Divestitures	mid-to-high-single digit
Organic Change	**mid-single digit**

Guidance includes non-recurring deferred revenue of approximately $73 million, as these revenues are not reflected in the GAAP measures.